UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2023
Boxed, Inc.

(Exact name of registrant as specified in its charter)
Delaware	001-39817	85-3316188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Broadway, Floor 30
New York, New York 10006
(Address of principal executive offices, including zip code)
(646) 586-5599
(Registrant’s telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BOXDQ*	*
Warrants to purchase common stock	BOXDWQ*	*

*	The registrant’s common stock and warrants are trading on the OTC Pink Marketplace under the symbol “BOXDQ” and “BOXDWQ,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 2, 2023, Boxed, Inc. (the “Company”) and its subsidiaries, Ashbrook Commerce Solutions LLC, Boxed, LLC, Boxed Max LLC and Jubilant LLC (together with the Company, the “Debtors”), filed voluntary petitions (Case Nos. 23-10397, 23-10398, 23-10399, 23-10400 and 23-10401) (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On April 5, 2023, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Spresso, LLC (the “Purchaser”), a Delaware limited liability company and lender to the Company under the First Lien Credit Agreement (as defined in the Purchase Agreement). The Purchase Agreement provided that the Company will sell substantially all of the assets (the “Transferred Assets”), of the Company’s software and services business marketed under the name “Spresso” (the “Spresso Business”), pursuant to a private sale (the “Private Sale”) conducted under Section 363 of the Bankruptcy Code. The Spresso Business consists of proprietary software licensed to customers to drive and optimize their e-commerce business. The Transferred Assets include, but are not limited to, all assets and rights of the Company and its subsidiaries under the executory contracts specified in the Purchase Agreement (the “Transferred Contracts”), certain tangible personal property, certain intellectual property rights, and books and records. The Purchase Agreement provides for aggregate consideration in the form of (i) the Purchaser’s assumption of certain Assumed Liabilities (as defined in the Purchase Agreement), including, but not limited to, liabilities arising out of or relating to the Transferred Contracts and Transferred Assets, at or following the closing and (ii) payment to Seller, as a credit bid pursuant to Section 363(k) of the Bankruptcy Code against the aggregate amount of outstanding indebtedness of the First Lien Credit Agreement as of the closing, of an amount equal to $26,250,000.
On April 27, 2023, the Bankruptcy Court entered an order approving the Private Sale. The Private Sale closed on May 1, 2023.
The Company does not anticipate filing financial statements or pro forma financial statements for the Private Sale, due to the fact that the Company lacks the personnel required to do so.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 11, 2023 and incorporated herein by reference.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Chapter 11 Cases, the following members of the Company’s management team departed the Company: (i) Chieh Huang, Chief Executive Officer, (ii) Veracelle Vega-Hansen, Chief People Officer and (iii) Alison Weick, President of E-Commerce. The departure of Ms. Weick was effective as of April 30, 2023, and the departures of Mr. Huang and Ms. Vega-Hansen were effective as of May 1, 2023. Mr. Huang continues to serve as a member of the Company’s board of directors, and no new compensatory agreements were entered into with Mr. Huang in connection with such continuing service.
The departure of Mr. Huang, Ms. Vega-Hansen and Ms. Weick did not result from any disagreement with the Company or the Board of Directors of the Company. The Company would like to thank Mr. Huang, Ms. Vega-Hansen and Ms. Weick for their commitment and guidance to the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Boxed, Inc.

Date: May 2, 2023	By:	/s/ Mark Zimowski
	Name:	Mark Zimowski
	Title:	Chief Financial Officer